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                                                               EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the inclusion in this Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-70127) of our report dated September 22, 1998, except for the information in Note 21 for which the date is February 8, 1999, on our audits of the consolidated financial statements of Blue Rhino Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

                                            /s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina

February 9, 1999